Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Norwegian Cruise Line Holdings Ltd. of our report dated February 27, 2020, except with respect to our opinion on the consolidated financial statements insofar as it relates to the matters which have removed the substantial doubt about the Company’s ability to continue as a going concern discussed in Note 2 under Liquidity and Management’s Plan and the Events Subsequent to Original Issuance of Financial Statements discussed in Note 18, as to which the date is July 8, 2020, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Norwegian Cruise Line Holdings Ltd.’s Current Report on Form 8-K dated July 8, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

November 17, 2020